AMENDED AND RESTATED

                             STOCKHOLDERS' AGREEMENT

            This Amended and Restated Stockholders' Agreement (this "Agreement") is made and entered into as of this 9th day of April, 1998, by and among 24/7 Media, Inc., a Delaware corporation (the "Company"), The Travelers Insurance Company, a Connecticut corporation ("Travelers"), Prospect Street NYC Discovery Fund, L.P., a New York limited partnership ("Prospect I"), Prospect Street NYC Co-Investment Fund, L.P., a New York limited partnership ("Prospect II") Big Flower Digital Services, Inc., a Delaware corporation ("Big Flower") (Travelers, Prospect I, Prospect II, and Big Flower collectively, together with their respective affiliates, assigns or permitted transferees, the "Old Investors"), David Banks ("Banks"), Trinity Ventures V, L.P. ("Trinity I"), Trinity V Side-By-Side Fund, L.P. ("Trinity II"), Zero Stage Capital V Limited Partnership ("Zero"), F&W Investments 1996 ("FW") (Banks, Trinity I, Trinity II, Zero, and FW collectively, together with their respective affiliates, assigns or permitted transferees, the "New Investors", and, together with the Old Investors, the "Investors") and those persons listed on Schedules 1, 2, 3, and 4 hereto.

            WHEREAS, pursuant to a Securities Purchase Agreement dated February 25, 1998, the Old Investors acquired from Interactive Imaginations, Inc. (the "Former Parent"), a New York corporation, shares of its Series B Convertible Voting Preferred Shares, par value $.01 per share ("Series B Shares") and Class A and Class B Warrants to purchase Common Shares, par value $.01 per share ("Common Shares") of the Former Parent (the "Purchase Agreement"); and

            WHEREAS, in connection with the Purchase Agreement, the Former Parent, the Old Investors and those persons listed on Schedules 1, 2, and 3 hereto entered into a Shareholders' Agreement dated February 25, 1998 (the "Old Agreement"); and

            WHEREAS, Former Parent has been merged with and into the Company, and the Company has adopted the Old Agreement, the Common Shares have been converted into Common Stock, par value $.01 per share ("Common Stock"), of the Company, and the Series B Shares have been exchanged for Series A Convertible Preferred Stock, par value $.01 per share ("Series A Preferred"), of the Company, and the Class A, Class B and Class C Warrants of the Former Parent have become Class A, Class B and Class C Warrants (collectively, "Warrants") to purchase Common Stock; and

            WHEREAS, concurrently with this Agreement, those persons listed on
Schedule 4 hereto are entering into a Merger Agreement (the "Merger Agreement") of even date herewith with the Company whereby they are acquiring from the Company shares of its Common Stock, Series A Stock and Class A, Class B and Class C Warrants to purchase Common Stock; and

            WHEREAS, those persons listed on Schedules 1, 2 and 3 hereto (collectively, the "Existing Stockholders") are the legal and beneficial owners of outstanding Common Stock, Series A Preferred, and Warrants; and

            WHEREAS, those persons listed on Schedule 5 hereto (collectively, the "Executives") are executives of, and key consultants to, the Company and/or its subsidiary, Intelligent Interactions, Inc.; and

            WHEREAS, the Existing Stockholders, the Investors, the Executives, and the Company desire to enter into this Agreement.

            NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is agreed as follows:

      Section 1. Definitions

            As used herein, the following terms, unless the context clearly indicates otherwise, shall have the following meanings:

            "Act" shall mean the Securities Act of 1933, as amended.

            "Affiliate" shall mean with respect to any Person, any other Person which directly or indirectly, by itself or through one or more intermediaries, controls, or is controlled by, or is under direct or indirect common control with, such Person. The term "control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "Business Days" shall mean any day which is not a Saturday, Sunday or day on which banks are authorized by law to be closed in the State of New York.

            "Common Stock" shall mean the Company's Common Stock, par value $.01 per share.

            "Diluted Basis" shall mean with respect to the calculation of the number of shares of Common Stock, (i) all Common Stock issued and outstanding at the time of the determination and (ii) all Common Stock issuable upon the exercise, conversion or exchange of any security of the Company which by its terms, is or may be exercisable, convertible or exchangeable for or into Common Stock.

            "Permitted Transfer" shall mean a transfer to any of the following Persons, in each case who agrees in writing to be bound by the terms of this
Agreement: (i) as to any Stockholder who is a natural person, the spouse or any lineal descendant (including by adoption) of such Stockholder, or any trust of which such Stockholder is the trustee and which is established solely


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


for the benefit of any of the foregoing individuals and whose terms are not inconsistent with the terms of this Agreement or any partnership, the general partner(s) and limited partner(s) (if any) of which are one or more persons identified in this clause (i); (ii) as to any Investor, any director, officer, employee, representative, general partner, limited partner, associate or Affiliate of such Investor; any director, manager, officer, employee, representative, Stockholder, member, general partner or limited partner of any such Affiliate; and any trust, a majority in interest of the beneficiaries of which, or corporation, limited liability company or partnership, a majority in interest of the Stockholders, members or limited partners of which, or partnership or limited liability company, the managing general partner or manager of which, are (or is) one or more of the persons identified in this clause (ii), the spouse of any such person and/or such person's lineal descendants (including by adoption); or any other person in order to avoid a regulatory problem; and (iii) as to any third party or buyer that becomes a Stockholder and that is not a natural Person, any Affiliate of such Stockholder.

            "Person" shall mean any individual, partnership, corporation, unincorporated organization or association, limited liability company, trust or other entity.

            "Qualified Public Offering" shall mean a sale of Common Stock by the Company that satisfies each of the following conditions: (i) the sale of the Common Stock is effected in an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, other than a registration relating solely to a transaction under Rule 145 under such Act (or any successor thereto) or to an employee benefit plan of the Company; (ii) such Common Stock upon issuance is listed on the New York Stock Exchange or included for trading in the Nasdaq National Market System; (iii) the offering price to the public is not less than $2.00 per share of Common Stock, adjusted for stock splits, stock dividends, other stock combinations or other like events; and (iv) the sale of Common Stock results in at least $20,000,000 of gross proceeds to the Company, or, when considered together with all previous underwritten public offerings of the Company satisfying clauses (i), (ii) and
(iii) above, at least $30,000,000 of aggregate gross proceeds to the Company.

            "Security, Securities" shall have the meanings ascribed thereto in
Section 2(l) of the Act.

            "Series A Stock" shall mean the Series A Convertible Voting Preferred Stock, par value $.01 per share, of the Company.

            "Stockholder" or "Stockholders" shall mean collectively the Investors, the Existing Stockholders and the Executives.


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

      Section 2. Governance

            2.1   Board Nominees.

            (a) The parties hereto shall take all such actions, including, without limitation, calling, or causing the Company and the appropriate officers and directors of the Company to call, Stockholder meetings and to vote all shares of capital stock of the Company owned or controlled by such party, and to take all actions by written consent in lieu of any such meeting, as shall be necessary to ensure that (i) the Board of Directors (the "Board") of the Company shall consist of eight members, and (ii) that there shall be designated as members of the Board three individuals elected by the Old Investors, one of whom shall be designated by Travelers, one of whom shall be designated by Prospect I, and one of whom shall be designated by Big Flower.

            (b) The holders of Series A Preferred and the holders of the Common Stock shall be entitled to elect five members of the Company's board of directors. The Stockholders listed on Schedule 1 hereto by majority vote shall have the right to nominate one member of the Board. The Stockholders listed on
Schedule 2 hereto by majority vote shall have the right to nominate one member of the Board. The Stockholders listed on Schedule 3 hereto by majority vote shall have the right to nominate one member of the Board. The Stockholders listed on Schedule 4 hereto by majority vote shall have the right to nominate one member of the Board. The parties hereto shall take all such actions as are described in Section 2.1(a) above as shall be necessary to ensure that an individual designated by the Stockholders listed on Schedule 1 hereto is elected as a member of the Board. The parties hereto shall take all such actions as are described in Section 2.1(a) above as shall be necessary to ensure that an individual designated by the Stockholders listed on Schedule 2 hereto is elected as a member of the Board. The parties hereto shall take all such actions as are described in Section 2.1(a) above as shall be necessary to ensure that an individual designated by the Stockholders listed on Schedule 3 hereto is elected as a member of the Board. The parties hereto shall take all such actions as are described in Section 2.1(a) above as shall be necessary to ensure that an individual designated by the Stockholders listed on Schedule 4 hereto is elected as a member of the Board. Immediately following the closing of the Merger Agreement, the directors of the Company shall be as follows: Jack Rivkin, the Travelers designee; Kristopher Wood, the Big Flower designee; David Chaney, the Prospect I designee; David J. Moore, the Schedule 1 Stockholder designee; Michael P. Paolucci, the Schedule 2 Stockholder designee; Jacob I. Friesel, the
Schedule 3 Stockholder designee; Yale R. Brown, the Schedule 4 Stockholder designee; and Dr. Charles Stryker.

            (c) If a director is designated and elected pursuant to Section 2.1(a) and, during such director's term as a director, the party or parties designating such director requests that such director be removed by written notice to all other Stockholders, each Stockholder hereby agrees to vote all Series A Stock and Common Stock owned or held by it, or to take action by written consent, to effect such request. Each Stockholder will not otherwise vote in favor of the removal of such director unless such removal shall be for cause. For the purposes of this Section 2.1, "cause" shall mean the commission by a director of a felony, the willful commission by a director of a dishonest act affecting the Company or any subsidiary thereof, or the commission by a


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


director of an act of gross negligence in connection with the director's duties to the Company which causes a financial loss for the Company or any subsidiary.

            (d) Subject to Section 706 of the New York Business Corporation Law, any director who shall have been elected by the Stockholders pursuant to
Section 2.1(b) above may be removed during the aforesaid term of office, either for or without cause, by, and only by, the affirmative vote of the holders of voting securities of the Company given at a meeting of Stockholders duly called or by an action by written consent for that purpose.

            2.2   Replacement Directors.

            In the event that any director (a "Withdrawing Director") nominated in the manner set forth in Section 2.1 hereof is unable to serve, or once having commenced to serve, is removed or withdraws from the Board of Directors, such Withdrawing Director's replacement (the "Substitute Director") will be nominated and elected in the same manner in which such Withdrawing Director was nominated and elected.

            2.3 Board Meetings. The parties hereto shall take such action as is necessary to cause the Company to hold meetings of the Board at least once every three months and will not hold any meetings of the Board on fewer than ten
(10) days prior written notice unless all directors are present at such meeting or such notice is waived in writing by any member(s) of the Board not present at such meeting on or prior to the date of such meeting. If at any time an Old Investor chooses not to nominate a director, the Company shall permit such Old Investor to send a representative (without voting rights) to each meeting of the Board and all committees of such Board, except in emergencies, in which case each such holder shall be provided with (i) notice of such meeting at the same time that notice is provided to all directors of the Company, and (ii) all materials provided to directors of the Company. Any such Old Investor exercising its rights under this Section, and its representatives, shall maintain the confidentiality of, and act in a fiduciary manner with respect to, all financial, confidential and proprietary information of the Company acquired in exercising such rights. For so long as he is an employee of the Company and a holder of at least 2,000,000 shares of Common Stock (adjusted for stock splits, dividends, recapitalizations, and similar events), Garret P. Cecchini shall be permitted to attend (without voting rights) each meeting of the Board of Directors of the Company, except in emergencies, and shall be provided with notice of such meetings at the same time that notice is provided to all directors of the Company. Furthermore, for so long as Prospect I shall have a right to designate a director, Prospect I shall also have the right to designate a person who shall be permitted to attend (without voting rights) each meeting of the Board of Directors of the Company, and shall be provided with notice of such meetings and copies of all materials provided to all directors of the Company at the same time that notice or such materials, as applicable, is provided to all directors of the Company. In addition, for so long as the persons on Schedule 4 hereto shall have a right to designate a director, the New Investors shall also have the right to designate a person (or two persons who shall be permitted to attend alternating meetings) who shall be permitted to attend (without voting rights) each meeting of the Board of Directors of the Company, and shall be provided with notice of such meetings and copies of all materials provided to all directors of


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the Company at the same time that notice or such materials, as applicable, is provided to all directors of the Company

            2.4 Proxy. If any Stockholder shall refuse to vote his or its shares as provided in this Section 2 at any meeting of Stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting as provided in this Section 2, thereupon, without further action by such Stockholder, the Chief Executive Officer of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Stockholder for the purpose of voting, and shall vote such shares at such meeting as provided in this Section 2 or give such consent as provided in this Section 2, as the case may be.

            2.5 No Other Proxies. Each Stockholder covenants and agrees that, except as a result of Permitted Transfers, such Stockholder will have sole voting power with respect to such Stockholder's Common Stock or Series A Stock and will not grant any proxy with respect to such Common Stock or Series A Stock, enter into any voting trust or other voting agreement or arrangement with respect to such Common Stock or Series A Stock, or grant any other rights to vote such Common Stock or Series A Stock other than this Agreement.

      Section 3. Transfers Of Stock

            3.1   First Offer Rights.

            (a) Except for (i) Permitted Transfers or (ii) sales to the public in a registered public offering of the Common Stock pursuant to the Act, a Stockholder may sell or otherwise transfer Common Stock, Series A Stock and Warrants only in compliance with the provisions of this Section 3.1.

            (b) A Stockholder desiring to sell or otherwise transfer Common Stock, Series A Stock or Warrants in compliance with this Section 3.1 (a "Selling Stockholder") shall first deliver written notice to the Company, the Investors and the Executives (hereinafter referred to as the "Notice of Offer") which Notice of Offer shall specify (i) the number of shares of Common Stock, Series A Stock or Warrants owned by the Selling Stockholder which such Selling Stockholder wishes to sell (the "Offered Shares"); (ii) the proposed cash purchase price per share for the Offered Shares (the "Offer Price"); and (iii) all other terms and conditions of the offer. The Notice of Offer shall constitute an irrevocable offer by the Selling Stockholder to sell to the Investors and the Executives (the "Remaining Stockholders") and the Company the Offered Shares at the Offer Price, as hereinafter provided. Within five business days of its receipt of the Notice of Offer, the Company shall send a copy of such Notice to each of the Remaining Stockholders.

            (c) Within 30 days following the Company's receipt of the Notice of Offer, (i) each Remaining Stockholder shall notify the Company and the Selling Stockholder as to the number of Offered Shares, if any, it is electing to purchase (such notification is hereinafter referred to as the "Stockholder's Acceptance" and such Stockholder electing to purchase Offered Shares, an "Accepting Stockholder") and (ii) the Company shall notify the Selling Stockholder as to the


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number of Offered Shares, if any, that it is electing to purchase (such notification is hereinafter referred to as the "Company's Acceptance" and, together with the Stockholder's Acceptance, as an "Acceptance"); provided, however, that the Company shall not be entitled to purchase Offered Shares (and the Company's Acceptance shall be appropriately limited) if, and to the extent that, such purchase would be prohibited by the Certificate of Incorporation or state law. If any Remaining Stockholder does not provide a Stockholder's Acceptance to the Company and the Selling Stockholder, or if the Company does not deliver a Company Acceptance to the Selling Stockholder, within such period, such Remaining Stockholder or the Company, as applicable, shall be deemed to have declined to purchase any of the Offered Shares. A Stockholder's Acceptance and the Company's Acceptance each shall be deemed to be an irrevocable commitment to purchase from the Selling Stockholder the number of Offered Shares which the Stockholder or the Company has elected to purchase pursuant to its Acceptance, subject to allocation of the Offered Shares among Stockholders accepting the Notice of Offer, and the Company if it has accepted the Notice of Offer, as hereinafter provided. The election by the Company to purchase Offered Shares shall be made on behalf of the Company by a majority of those members of the Board of Directors of the Company who have not been designated by, and are not affiliated or associated with, the Selling Stockholder.

            (d) If the Remaining Stockholders and the Company have elected to purchase a number of Offered Shares that in the aggregate exceeds the total number of Offered Shares, the Offered Shares shall be allocated among the Accepting Stockholders, if any, and the Company, (i) first, entirely among the Investors who are Accepting Stockholders, on a pro rata basis in proportion to the number of shares of Common Stock held by each Investor on a Diluted Basis, if the Investors have elected to purchase a number of Offered Shares that in the aggregate exceeds the total number of Offered Shares; (ii) second, among the Executives who are Accepting Stockholders on a pro rata basis; and (iii) third, to the Company (subject to the limitations on purchases by the Company set forth in Section 3.1(c)).

            (e) This Section 3.1 shall be construed and given effect in such manner that no Stockholder nor the Company shall be required or entitled to purchase a number of Offered Shares greater than the number set forth in its Stockholder Acceptance or Company Acceptance, as applicable. The Company shall promptly notify each Accepting Stockholder, if any, of the number of shares allocated to it, and each such Accepting Stockholder shall be obligated to purchase at the Offer Price such shares, and the Company shall be obligated to purchase at the Offer Price the number of shares allocated to it in accordance with the foregoing provisions, at a closing as set forth in Section 3.1(g).

            (f) If the Accepting Stockholders and the Company do not elect to purchase all of the Offered Shares available for purchase under this Section 3.1, the Selling Stockholder (a) shall be under no obligation to sell any of the Offered Shares to any other Stockholder or the Company, unless the Selling Stockholder so elects, and (b) may, within a period of ninety (90) days from the date of the Notice of Offer, subject to the provisions of Section 3.2 if applicable, and subject to the approval of the Board of Directors of the Company as described below, sell the Offered Shares to one or more third parties (each a "Third Party Transferee") for cash at a price per share not less


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than the Offer Price, and on such other terms and conditions as are no more favorable to the proposed Third Party Transferee than those specified in the Notice of Offer. Upon any such sale, the Third Party Transferee of such Offered Shares shall execute an agreement in form and substance reasonably satisfactory to the Company and the Stockholders pursuant to which such Third Party Transferee agrees that the Offered Shares it acquired from the Selling Stockholder are subject to the provisions of this Agreement. Any Third Party Transferee to whom Offered Shares are transferred pursuant to and in compliance with this Section 3.1(f) shall, with respect to such shares upon consummation of such transfer, be deemed a Stockholder. If the Selling Stockholder does not complete the sale of the Offered Shares within such ninety (90) day period, the provisions of this Section 3.1 shall again apply, and no sale of such Offered Shares by the Selling Stockholder shall be made otherwise than in accordance with the terms of this Agreement.

            (g) The closing of purchases of Offered Shares by the Company and/or other Stockholders pursuant to this Section 3.1 shall take place no later than 60 days after the date of the Notice of Offer, at 10:00 A.M. local time at the principal offices of the Company, or at such other date, time or place as the parties to the sale may agree. At least five (5) business days prior to such closing, the Company shall notify the Selling Stockholder(s) in writing of the names of purchasers and the portion of the Offered Shares to be purchased by each. At such closing, the Selling Stockholder(s) shall sell, transfer and deliver to each purchaser full right, title and interest in and to the Offered Shares so purchased by such purchaser, free and clear of all liens, security interests, adverse claims or restrictions of any kind and nature (except as otherwise set forth in this Agreement), and shall deliver to each purchaser a certificate or certificates representing the Offered Shares sold to such purchaser, in each case duly endorsed for transfer or accompanied by appropriate stock transfer powers duly endorsed with signatures guaranteed by a commercial bank, trust company or registered broker dealer and any other documents necessary for transfer. Simultaneously with delivery of such certificates, each purchaser of the Offered Shares shall deliver to the Selling Stockholder(s), by wire transfer of immediately available funds to such bank account as the Selling Stockholder(s) shall designate, a cash amount equal to the product of the Offer Price and the number of Offered Shares being acquired by such purchaser, in full payment of the purchase price of the Offered Shares purchased.

            3.2 Right to Join in Sale.

            (a) If any one or more Stockholders (the "Selling Stockholders") proposes to transfer Common Stock, Series A Stock or Warrants, as the case may be (a "Transaction"), including, without limitation, pursuant to Section 3.1, then the Selling Stockholders shall refrain from effecting a Transaction unless, prior to the consummation thereof, each Executive (in the case of transfers by Existing Stockholders) or each Investor (in the case of transfers by Investors or Existing Stockholders) other than the Selling Stockholders, shall have been afforded the opportunity to join in such transfer on a pro rata basis, as hereinafter provided. Any purported transfer subject to this Section 3.2 not made in compliance with this Section 3.2 shall be void and shall not be consummated upon the books and records of the Company.


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            (b)   Prior to the consummation of any Transaction, the Selling
Stockholders shall cause each person or persons that propose to acquire Common Stock, Series A Stock or Warrants in the Transaction (the "Proposed Purchasers") to offer (the "Purchase Offer") in writing to each Executive and each Investor (in the case of transfers by Existing Stockholders) or each Investor (in the case of transfers by Investors) to purchase that number of shares of Common Stock, Series A Stock or Warrants from each such other Stockholder that constitutes the same percentage of the aggregate Common Stock, Series A Stock, or Warrants held by such other Stockholder as the percentage determined by dividing the number of shares of Common Stock, Series A Stock, or Warrants to be purchased from the Selling Stockholders by the aggregate number of shares of Common Stock, Series A Stock, or Warrants held by the Selling Stockholders, at the same price per share (the "Joining Price"), and on such other terms and conditions (the "Joining Terms"), as the Proposed Purchaser has offered to purchase Common Stock, Series A Stock, or Warrants, as the case may be, to be sold by the Selling Stockholders. Notwithstanding the foregoing, if the Proposed Purchasers are acquiring Common Stock, Series A Stock or Warrants in a series of related transactions, or in a single transaction or series of related transactions from multiple Selling Stockholders, (i) the Joining Price shall be the highest of the prices offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions, and (ii) the Joining Terms shall be those terms offered by any Proposed Purchaser to any Selling Stockholder in any one of such transactions which are most favorable to the offeree. Each Executive or Investor shall have at least 30 days from the receipt of the Purchase Offer in which to accept the Purchase Offer and, to the extent any such Stockholder accepts such Purchase Offer in accordance with the terms hereof, the number of shares of Common Stock, Series A Stock or Warrants, as the case may be, to be sold by the Selling Stockholders shall be reduced.

            (c) The provisions of this Section 3.2 shall not apply to (w) a sale of shares in a public offering, (x) any redemption of shares of Preferred Stock by the Company in accordance with the Certificate of Incorporation or (y) Permitted Transfer. In the event that a transfer subject to this Section 3.4 is proposed to be made to a Person other than a Stockholder or the Company, the Selling Stockholders shall notify such Person that the transfer is subject to this Agreement and shall ensure that no transfer is consummated without compliance with this Section 3.2.

            3.3 Bring Along Rights. Anything in this Agreement to the contrary notwithstanding, if any Stockholder or group of Stockholders proposes, in a single transaction, to sell, dispose of or otherwise transfer for consideration all of the Stockholders, then outstanding Securities of the Company (other than a transfer to a Stockholder or Permitted Transferee), then such selling Stockholders may require each of the other Stockholders to sell all of the Securities owned by such other Stockholders for the same consideration, at the same price per Common Share and on terms and conditions no less favorable to the other Stockholders than those obtained by such selling Stockholder(s); provided, however, that no Stockholder shall be required under this Section 3.3 to sell any Securities owned by it unless such transaction is approved by (i) Stockholders owning at least 50% of the Common Stock (on a Diluted Basis) then outstanding and (ii) each of the Investors.

            3.4   Transfer of Stock.


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


            (a) Each Stockholder agrees not to transfer any of his or its shares of capital stock of the Company (including warrants) (i) except in accordance with the terms of this Agreement, (ii) unless and until the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and (iii) unless such Stockholder has complied with all applicable laws in connection with such transfer.

            (b) Each Executive agrees not to transfer any of his shares of capital stock of the Company (including warrants) until the consummation of a Qualified Public Offering, except (i) in connection with a Permitted Transfer, or (ii) with the consent of each of the Investors.

            (c) Any purported disposition in violation of any provision of this Agreement will be void and the Company shall not transfer upon its books and records any Common Stock, Series A Stock or Warrants purported to be transferred to any Person in violation of this Agreement. If any Stockholder acquires additional Securities of the Company on and after the date of this Agreement, such Securities so acquired shall be subject to all of the terms and provisions of this Agreement.

            3.5 Regulatory Compliance Cooperation. (a) Before the Company redeems, purchases or otherwise acquires, directly or indirectly, or converts or takes any action with respect to the voting rights of, any shares of any class of its capital stock or any securities convertible, exchangeable or exercisable for or into any shares of any class of its capital stock, the Company will give written notice of such pending action to Prospect I. Upon the written request of any Stockholders of Prospect I made within twenty (20) days after its receipt of any such notice, stating that after giving effect to such action such Stockholders of Prospect I would have a Regulatory Problem (as defined below), the Company will defer taking such action for such period (not to extend beyond forty-five (45) days after such Stockholders of Prospect I's receipt of the Company's original notice) as such Stockholders of Prospect I requests to permit it and its Affiliates to reduce the quantity of securities owned by them in order to avoid the Regulatory Problem. In the event the Company or any Stockholders of Prospect I is precluded from taking any action under this Agreement within any allotted period of time as a consequence of this Section, such period of time shall be extended by the number of days during which the Company or such Stockholders of Prospect I is precluded from acting.

            (b) In the event that Prospect I determines that it has a Regulatory Problem, the Company agrees to take all such actions as are reasonably requested by Prospect I in order to (i) effectuate and facilitate any transfer by the Stockholders of Prospect I or any of Prospect I's Affiliates of any securities of the Company then held by the Stockholders of Prospect I or such Affiliates to any Person designated by Prospect I, (ii) permit the Stockholders of Prospect I (or any of their affiliates) to exchange all or a portion of any voting security then held by them on a share-for-share basis for shares of a nonvoting security of the Company, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are requested by the Prospect I Stockholders in light of regulatory considerations then prevailing, and (iii) continue and preserve the respective allocation of the voting interests with respect to the Company provided for herein, and with respect to Prospect I's and its Affiliates' ownership of the Company's securities. Such actions may include, but shall not necessarily be limited to, entering into such additional agreements, adopting such amendments to the Certificate of Incorporation and by-laws of the Company and taking such additional actions as are reasonably requested by Prospect I in order to effectuate the intent of the foregoing.

            (c) In addition, the Company will not be a party to any merger, consolidation, recapitalization or other action pursuant to which Prospect I or any of it Affiliates would be required to take any voting securities, or any securities convertible, exchangeable or exercisable for or into voting securities, which might reasonably be expected to cause Prospect I to have a Regulatory Problem. For purposes of this Agreement, "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental agency or other authority or Prospect I reasonably believes that, such Person and such Person's Affiliates own, control or have power over a greater quantity of securities of any kind issued by the Company than are permitted under any requirement of any governmental authority.

      Section 4. Additional Investors.

            As a condition precedent to the future sale of any Securities of the Company to any Person who is not then a party to this Agreement, such Person shall execute a counterpart of this Agreement and thereafter shall be deemed to be an "Existing Stockholder" for all purposes of this Agreement.

      Section 5. Termination of Rights.

            This Agreement shall expire upon the closing of a Qualified Public Offering, unless sooner terminated in accordance with Section 10.

      Section 6. Legends.

            The Company and the Stockholders agree that certificates evidencing Common Stock, Series A Stock or Warrants held by any Stockholder will bear the following legends, in addition to those set forth in Section 3.7 of the Purchase Agreement and in the Merger Agreement:

            "TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED BY AN AGREEMENT, DATED APRIL 9, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATION. ANY PURPORTED TRANSFER IN VIOLATION OF THIS AGREEMENT IS VOID AND WILL NOT BE RECOGNIZED BY THE CORPORATION OR ITS TRANSFER AGENT."

            The Common Stock, Series A Stock or Warrants shall not be required to bear such legends after such time as they are no longer subject to this Agreement. Whenever, pursuant to the preceding sentence, any certificate for any of the Securities is no longer required to bear the foregoing legend, the Company may, and if requested by the holder thereof, shall, issue to the holder, at the Company's expense, a new certificate not bearing the foregoing legends.

      Section 7. Notices.

            All notices, instructions or other communications required or permitted to be given hereunder or necessary in connection herewith shall be in writing and shall be deemed to have been duly delivered upon the delivery thereof, if delivered personally, upon the transmission thereof, if sent by facsimile transmission, on the second Business Day after delivery to an air courier company for express delivery, or on the seventh Business Day after mailing, if mailed, postage prepaid, registered or certified mail, to the Company and to each Stockholder at such address as the Company may have furnished to each Stockholder in writing or as the Stockholders may have furnished to the Company in writing.

      Section 8. Assignment.

            This Agreement shall be binding on and inure to the benefit of the parties hereto and their respective legal representatives, successors and assigns. The rights and obligations arising from this Agreement shall be transferred in connection with the transfer by a Stockholder to any Person of any Common Stock, Series A Stock or Warrants in compliance with this Agreement, other than in a registered public offering, and any such Person shall conclusively be deemed to have agreed to be bound by this Agreement. Notwithstanding the foregoing, if any Existing Stockholder shall transfer Common Stock other than as a Permitted Transfer, the right to designate a director under the provisions of Section 2 hereof shall not be transferable.

      Section 9. Specific Performance.

            The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement. Therefore, all parties hereto shall have the right to specific performance of the obligations of the other parties under this Agreement, and if any party hereto shall institute any action or proceeding to enforce the provisions hereof, any person (including the Company) against whom such action or proceeding is brought hereby waives the claim or defense therein that such party has or have an adequate remedy at law, and such person shall not urge in any such action or proceeding the claim or defense that such remedy at law exists.

      Section 10. Modification.

            This Agreement contains the entire agreement between the parties hereto with respect to the transactions contemplated herein and shall not be modified or amended or terminated except by an instrument in writing signed by or on behalf of each of the Investors and at least a majority in interest of the Existing Stockholders.

      Section 11. Prior Agreements.

            This Agreement supersedes any and all previously executed Stockholders' agreements (including the Old Agreement), letters of intent or other communications among the parties hereto relating to the subject matter hereof; but shall not be deemed to supersede any terms or provisions of the Purchase Agreement or the Merger Agreement or the documents entered into in connection therewith relating to the rights or obligations of the Investors.

      Section 12. Governing Law.

            The General Corporation Law of the state of Delaware shall govern all issues concerning the relative rights of the Company and its Stockholders. All other questions concerning this Agreement shall be governed by, and construed and enforced in accordance with, the domestic laws of the State of New York without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York, or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

      Section 13. Counterparts.

            This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 14. Section Headings.

            The Section headings in this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provisions hereof. References to numbered Sections and subsections refer to Sections and subsections of this Agreement.

      Section 15. Remedies.

            In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages and costs (including reasonable attorneys' fees), will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

      Section 16. Recapitalizations, Exchanges, etc.

            The provisions of this Agreement shall apply, to the full extent set forth herein with respect to the Common Stock or Series A Stock, to any and all shares of the Company capital stock or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise, including shares issued by a parent corporation in connection with a triangular merger) which may be issued in respect of, in exchange for, or in substitution of, Common Stock or Series A Stock, and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications and the like occurring after the date hereof.

      Section 17. Severability.

            Each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

      Section 18. Further Assurances.

            Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

            IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

24/7 MEDIA, INC.

By:
   ----------------------------------------------
        David J. Moore
        Chief Executive Officer

The Travelers Insurance Company

By:
   ----------------------------------------------
        Name:
        Title:

Prospect Street NYC Discovery Fund, L.P.
        By: Prospect Street Discovery Fund, Inc.
        its General Partner

By:
   ----------------------------------------------
Name:
Title:

Prospect Street NYC Co-Investment Fund, L.P.
        By: Prospect Street Co-Investment Fund, LLC,
        its General Partner

By:
   ----------------------------------------------
        Name:
        Title:

Big Flower Digital Services, Inc.

By:
   ----------------------------------------------
Name:
Title:

------------------------------------        ------------------------------------
David J. Moore                                         Scott E. Cohen


-----------------------------------
Mark A. Burchill


PETRY MEDIA CORP.

By:---------------------------------
Thomas F. Burchill
Chief Executive Officer

------------------------------------        ------------------------------------
Michael P. Paolucci                                 Ronald V. Paolucci

------------------------------------        ------------------------------------
Patrick Paolucci                                   Porridge Partners II

-----------------------------------
John G. Waller

------------------------------------        ------------------------------------
Jacob I. Friesel                                    Garret P. Cecchini

------------------------------------        ------------------------------------
Bruce W. Mello                                      Gregory T. O'Brien

------------------------------------        ------------------------------------
Edward L. Newhouse                                    David Meister

-----------------------------------
Jason Drago

------------------------------------        ------------------------------------
           Yale Brown                                 John N. Gonzalez

------------------------------------        ------------------------------------
        Robert Lippmann                                 Alison Lynch

------------------------------------        ------------------------------------
       Matthew B. Walker                                David Banks

Trinity Ventures V, L.P.
A California Limited Partnership

By: Trinity TVL Partners V, L.P.
A California Limited Partnership, its General Partner

By:
   --------------------------------
Name:
        A General Partner

Trinity V Side-By-Side Fund, L.P.
By: Trinity TVL Partners V, L.P.

A California Limited Partnership, its General Partner

By:
   --------------------------------
Name:
         A General Partner

Zero Stage Capital V Limited Partnership
By: Zero Stage Capital Associates Limited Partnership, General Partner

By:
   --------------------------------
         A General Partner

F&W Investments 1996
A California Partnership

By:
   --------------------------------
         A General Partner

                                   Schedule 1
                                   ----------

        David J. Moore                      Mark A. Burchill

        Scott E. Cohen                      Petry Media Corp.

                                   Schedule 2
                                   ----------

        Michael P. Paolucci                 Porridge Partners II

        John G. Waller                      Ronald V. Paolucci

        Patrick Paolucci

                                   Schedule 3
                                   ----------

        Jacob I. Friesel                    Edward L. Newhouse

        Garret P. Cecchini                  David Meister

        Bruce W. Mello                      Jason Drago

        Gregory T. O'Brien

                                   Schedule 4
                                   ----------

        Yale Brown                          Robert Lippmann

        Alison Lynch                        Matthew B. Walker

        David Banks                         John Gonzalez

        Trinity Ventures V, L.P.            Trinity V Side-By-Side Fund, L.P.

        Zero Stage Capital V                F&W Investments 1996
        Limited Partnership

                                   Schedule 5
                                   ----------

        David J. Moore                      Mark A. Burchill

        Scott E. Cohen                      Michael P. Paolucci

        Jacob I. Friesel                    Edward L. Newhouse

        Garret P. Cecchini                  David Meister

        Bruce W. Mello                      Jason Drago

        Gregory T. O'Brien                  Yale Brown

        Robert Lippmann                     Alison Lynch

        Matthew B. Walker